UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on November 27, 2024, Franklin Street Properties Corp. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Converium Capital Inc., Converium Capital Master Fund LP and Converium PGEQ Multi-Strategy Fund L.P. (collectively, ‘‘Converium’’), and Erez REIT Opportunities LP and Erez Asset Management LLC (collectively, “Erez” and together with Converium, the “Stockholder Parties”). The Cooperation Agreement is set forth as Exhibit 10.1 to this current report and is incorporated herein by reference.

As also previously reported, pursuant to the Cooperation Agreement, the Company appointed Bruce J. Schanzer as a member of the Board of Directors of the Company (the “Board”) on November 27, 2024 and Mr. Schanzer was re-elected to the Board at the Company’s 2025 annual meeting of stockholders on May 15, 2025 to serve a one-year term expiring at Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

On October 9, 2025, Mr. Schanzer informed the Company that he had resigned from the Board, effective immediately. Mr. Schanzer’s decision to resign did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

The Cooperation Agreement provides that in the event that Mr. Schanzer resigns as a director the Company and Converium would cooperate to identify and mutually agree upon a replacement director candidate (the “Replacement Director”) if at such time Converium (together with its affiliates) beneficially owned at least three percent (3%) of the Company’s then-outstanding common stock.

The Company and Converium identified Jennifer Bitterman as a Replacement Director under the Cooperation Agreement. On October 15, 2025, the Board elected Ms. Bitterman to serve as a director of the Company to fill the vacancy caused by the resignation of Mr. Schanzer.

In connection with the appointment of Ms. Bitterman to serve as a director of the Company, the Company and Converium entered into a letter agreement dated October 15, 2025 (the ‘‘Letter Agreement’’), pursuant to which the Company agreed to nominate Ms. Bitterman at the 2026 Annual Meeting as a member of the Company’s slate of nominees (which such slate shall not exceed eight (8) nominees) and to recommend, support and solicit proxies for and use its commercially reasonable efforts (in a manner substantially consistent with the manner in which the Company supports its other nominees) to obtain the election of Ms. Bitterman at the 2026 Annual Meeting and Converium agreed to such nomination of Ms. Bitterman at the 2026 Annual Meeting.

In addition, under the Letter Agreement, the Company and Converium agreed that, solely as between Converium and the Company (a) notwithstanding the occurrence of the Termination Date under Section 11 of the Cooperation Agreement, the terms of the Cooperation Agreement would remain in effect solely between Converium and the Company (such surviving terms, the “Surviving Terms”) and (b) for purposes of the Surviving Terms, the “Termination Date” would be the date that is the earlier of (i) December 31, 2026, (ii) the date that is thirty (30) calendar days prior to the last day of the Company’s stockholder director nomination period for the Company’s 2027 annual meeting of stockholders, as established pursuant to the Company’s Amended and Restated Bylaws, and (iii) the date on which Ms. Bitterman (or any Replacement Director) no longer serves on the Board.

The obligations of Erez under the Cooperation Agreement are expected to terminate on November 4, 2025 in accordance with the terms of the Cooperation Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2, and the Cooperation Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

As disclosed in Item 1.01 above, on October 9, 2025, Bruce J. Schanzer, a director of the Company, informed the Company that he had resigned from the Board, effective immediately. Mr. Schanzer’s decision to resign did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

(d) Election of Director

Also, as reported in Item 1.01 above, the Board appointed Jennifer Bitterman to serve as a director of the Company to fill the vacancy caused by the resignation of Mr. Schanzer. Ms. Bitterman was also appointed to the Audit Committee of the Board and the Compensation Committee of the Board, effective October 15, 2025. The Board has affirmatively determined that Ms. Bitterman is “independent” under the rules of the NYSE American.

Jennifer Bitterman, age 42, is the Chief Financial Officer at GSA Group and on the Executive Leadership Team of The Dot Group. She has two decades of experience spanning asset management, transaction, capital markets and compliance. Before joining GSA Group, Jennifer was CFO at Andover Properties, one of the largest private owner-operators of self-storage facilities in the US. Prior to Andover, Jennifer worked for over a decade at Cedar Realty Trust, a New York publicly listed real estate investment trust, holding various positions but also serving as its CFO. Prior to that, Jennifer held roles at Morgan Stanley within its Asset Management Team, Credit Suisse covering equity REITs and PwC. She also serves as an Advisory Board Member for the Weiser Center for Real Estate at the Stephen M. Ross School of Business and at the Cold Spring Harbor Laboratory. She previously served on the Board and was Audit Committee Chairperson of the Dreamscape Companies. Jennifer has a BBA with high distinction from the Stephen M. Ross School of Business at the University of Michigan.

Non-employee members of the Board, including Ms. Bitterman, currently receive (i) an annual retainer fee for membership on the Board of $30,000, which is paid in four equal installments each year, and (ii) an annual grant of the Company’s common stock with a grant date fair value of $45,000.

There are no arrangements or understandings between Ms. Bitterman and any other person pursuant to which she was appointed as a director other than with respect to the matters referred to in Item 1.01. There are no transactions in which Ms Bitterman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of November 27, 2024, by and between the Company and the Stockholder Parties. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 27, 2024 (File No. 001-32470)).

10.2	Letter Agreement, dated as of October 15, 2025, by and between the Company and the Stockholder Parties.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: October 15, 2025	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer